EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Siebert Financial Corp. ("Siebert") relating to Stock Option Agreements and related prospectus of our report dated February 13, 1998, with respect to our audit of the consolidated financial statements of Siebert which are included in its Annual Report on Form 10-KSB for the year ended December 31, 1997.


/s/ Richard A. Eisner & Company, LLP


New York, New York
February 25, 1999